                                                                    EXHIBIT 10.1

                                Table of Contents


                                                                                                       Page
                                                                                                       ----


Section  1.       Purchase and Sale of Stock.............................................................1

Section  2.       The Closing............................................................................1
         2.1.     The Closing............................................................................1
         2.2.     Conditions to Closing..................................................................1

Section  3.       Representations, Warranties and Covenants of the Company...............................2

         3.1.     Organization and Qualification.........................................................2
         3.2.     Authorization, Enforcement and Validity................................................3
         3.3.     Capitalization.........................................................................4
         3.4.     Issuance Of  Shares....................................................................4
         3.5.     No Conflicts...........................................................................4
         3.6.     SEC Documents; Financial Statements....................................................5
         3.7.     Absence Of Certain Changes.............................................................5
         3.8.     Absence Of Litigation..................................................................5
         3.9.     Disclosure.............................................................................6
         3.10.    Brokers or Finders.....................................................................6
         3.11.    Use of Proceeds........................................................................6
         3.12.    Lock-Up................................................................................6
         3.13.    Employees..............................................................................6
         3.14.    Solicitation; Other Issuances of Securities............................................7
         3.15.    NYSE Compliance........................................................................7
         3.16.    Investment Company.....................................................................7
         3.17.    Acknowledgement........................................................................7

Section  4.       Representations, Warranties And Covenants Of Each Purchaser............................8

         4.1.     Organization...........................................................................8
         4.2.     Authorization, Enforcement, and Validity...............................................8
         4.3.     Consents and Approvals;  No Violation..................................................8
         4.4.     Availability of Funds..................................................................9
         4.5.     Investment Experience..................................................................9
         4.6.     Investment Intent And Limitation On Dispositions.......................................9
         4.7.     Information And Risk...................................................................9
         4.8.     Disclosures to the Company............................................................10


        4.9.     Nature of Purchasers..................................................................10
        4.10.    Ownership.............................................................................10
        4.11.    Brokers or Finders....................................................................10
        4.12.    Acknowledgement.......................................................................10

Section 5.       Survival of Representations and Warranties............................................11

Section 6.       Registration of the Shares; Compliance with the Securities Act........................11

        6.1.     Registration Procedures And Expenses..................................................11
        6.2.     Restrictions on Transferability.......................................................14
        6.3.     Termination Of Conditions And Obligations.............................................15

Section 7.       Legends...............................................................................15

Section 8.       Indemnification.......................................................................16

Section 9.       Notices...............................................................................19

Section 10.      Miscellaneous.........................................................................20

        10.1.    Amendments............................................................................20
        10.2.    Headings..............................................................................20
        10.3.    Severability..........................................................................20
        10.4.    Governing Law And Forum...............................................................20
        10.5.    Counterparts..........................................................................21
        10.6.    Entire Agreement......................................................................21
        10.7.    Independent Nature Of Purchasers' Obligations And Rights..............................21
        10.8.    Expenses..............................................................................21

                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 30th day of January 2002 by and among Stillwater Mining Company (the "Company"), a Delaware corporation, with its principal offices at 536 East Pike Avenue, Columbus, Montana 59019, and the entities listed on Exhibit A (each, a "Purchaser").

                  IN CONSIDERATION of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

Section 1. Purchase and Sale of Stock.

                  Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein), each Purchaser agrees to purchase severally and not jointly and the Company agrees to issue and sell to such Purchaser severally and not jointly that number of whole shares of the Company's common stock, $0.01 par value, (the "Common Stock") set forth opposite such Purchaser's name on Exhibit A (the "Shares"), at a purchase price that is equal to $14.00 per Share.

Section 2. The Closing.

                  2.1. The Closing. (a) The purchase and sale of the Shares upon the terms and conditions hereof will take place at a closing (the "Closing") to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, on the date hereof at such time as shall be agreed upon by the Company and the Purchasers (the "Closing Date").

                  (b) The Company shall provide wire transfer instructions for the payment of the Purchase Price prior to the Closing.

                  (c) At the Closing, the Company and each Purchaser shall satisfy all of the conditions set forth in Sections 2.2(b) and (a), respectively.

                  2.2. Conditions to Closing.

                  (a) The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to each Purchaser is subject to:

                           (i) receipt by the Company of immediately available funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth opposite such Purchaser's name on Exhibit A (the

         "Purchase Price"), in accordance with the wire transfer instructions delivered by the Company pursuant to Section 2.1(b); and

                           (ii) the accuracy in all material respects of the representations and warranties made by such Purchaser in Section 4 below as of the Closing Date and the fulfillment in all material respects of those undertakings of such Purchaser in this Agreement to be fulfilled on or prior to the Closing Date.

                  (b) Each Purchaser's obligation to complete the purchase and sale of the Shares is subject to:

                           (i) the accuracy in all material respects of the representations and warranties made by the Company in Section 3 below as of the Closing Date and the fulfillment in all material respects of those undertakings of the Company in this Agreement to be fulfilled on or prior to the Closing Date;

                           (ii) delivery by the Company to such Purchaser of an opinion, dated as of the Closing Date, from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, in the form attached as Exhibit B hereto;

                           (iii) the Company's delivery to its transfer agent of irrevocable instructions to issue to such Purchaser or in such nominee name(s) as designated by such Purchaser in writing a such number of Shares set forth opposite such Purchaser's name on Exhibit A or, if requested by the Purchaser, one or more certificates representing such Shares; and

                           (iv) the aggregate Purchase Price paid by the Purchasers at the Closing shall be greater than or equal to $50,000,000.

Section 3. Representations, Warranties and Covenants of the Company. Except as set forth on the corresponding sections of the Company's disclosure schedule attached hereto as Exhibit D, or as specifically contemplated by this Agreement, the Company hereby represents and warrants to, and covenants with, each Purchaser as of the Closing Date (or such other date specified below) as follows:

                  3.1. Organization and Qualification. (a) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware. The Company does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any Subsidiary (as defined below). The Company is duly qualified as a foreign corporation to do business and is in good standing (to the extent such concepts are applicable) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in a Material Adverse Effect (as defined below).

                  (b) For the purposes of this Agreement:

                           (i) "Subsidiary" shall mean, with respect to any Person (as defined below), any corporation, partnership, joint venture or other entity, whether incorporated or unincorporated, of which such Person or any other Subsidiary of such Person (x) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests, (y) is entitled to elect at least a majority of the board of directors or similar governing body or (z) is a general partner (excluding such partnerships where such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership).

                           (ii) "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, labor union, estate, trust, unincorporated organization or other entity, including any governmental entity.

                           (iii) "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of a Person and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of such Person to timely perform its obligations under this Agreement.

                  3.2. Authorization, Enforcement and Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no further consent or authorization is required of the Company's Board of Directors or stockholders. Upon the execution and delivery of this Agreement, this Agreement shall constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                  3.3. Capitalization. Except as set forth in the SEC Documents, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Shares"), of which 135,000 shares have been designated Series A Preferred Stock in connection with rights issued pursuant to the Rights Agreement, dated as of October 26, 1995, between the Company and American Securities Transfer, Inc., a Colorado corporation. As of January 25, 2002, (x) 38,771,377 Common Stock shares were issued and outstanding, and no Preferred Shares were issued and outstanding and (y) 2,653,060 shares of Common Stock were reserved for issuance upon exercise of outstanding options to purchase Common Stock shares. The Company meets the eligibility requirements for use of a Form S-3 registration statement for the Shares. Except as set forth in the SEC Documents and except as set forth in this Section 3.3, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Shares hereunder will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                  3.4. Issuance Of Shares. The Shares to be issued to the Purchasers are duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable, and shall not be subject to preemptive rights or other similar rights of any other Person.

                  3.5. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Company's certificate of incorporation or bylaws; (ii) conflict with, or constitute a default under or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of its respective certificate of incorporation, bylaws or other organizational document or, to the knowledge of the Company, in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries (nor has any event occurred that, with the lapse of time, giving of notice, or both, would result in any such violation or default), except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement, as required under the Securities Act, and as required by Blue Sky filings, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement.

                  3.6. SEC Documents; Financial Statements. Since January 1, 2001, the Company has filed all documents required to be filed by it prior to the date hereof with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "SEC Documents"). As of the date of filing thereof, each SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. None of the SEC Documents, as of the date filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Company, as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  3.7. Absence Of Certain Changes. Except as set forth in the SEC Documents, since September 30, 2001, there has been no change or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  3.8. Absence Of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the actual knowledge of the executive officers of the Company or any of its Subsidiaries, threatened in writing against the Company or any of the

Company's Subsidiaries or any of the Company's or the Subsidiaries' officers or directors in their capacities as such, that would result in a Material Adverse Effect.

                  3.9. Disclosure. The Company confirms that neither it nor any other person acting on its behalf has provided any Purchaser or its agents or counsel with any information that constitutes or might constitute material, nonpublic information, and will not provide such information to any Purchaser or its agents or counsel unless such Purchaser consents in writing in advance to receive such information.

                  3.10. Brokers or Finders. No broker, investment banker, financial advisor or other Person, other than Salomon Smith Barney Inc. and JP Morgan Securities Inc. (the "Placement Agents"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  3.11. Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares hereunder for general corporate and working capital purposes. The Company has received from the requisite lenders in its credit syndicate a waiver of any mandatory prepayment of the Company's credit facility triggered by this Agreement and such consent is in full force and effect.

                  3.12. Lock-Up. The Company agrees that until the later of (x) the sixtieth day following the Closing Date or (y) the effectiveness pursuant to
Section 6.1(a)(ii) of the Registration Statement (as defined in Section 6.1), the Company will not register sell or issue any Common Stock or other equity securities (or securities convertible into equity securities) of the Company; provided, however that the Company may take any such action if it relates to any
(x) merger, consolidation or other business combination, sale of shares of capital stock (if the primary purpose of such sale is not the raising of equity capital), sale of assets, tender offer, exchange offer or similar transaction or series of transactions involving the Company (a "Strategic Transaction"), or (y) any employee stock option or benefit plan of the Company.

                  3.13. Employees. To the actual knowledge of the executive officers of the Company, no strike, labor dispute or union organizing activities are pending or threatened against the Company by its employees, except as, individually or in the aggregate, would not have a Material Adverse Effect. Additionally, (i) no employees of the Company belong to a union or collective bargaining unit; (ii) the Company has complied in all respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining; and (iii) the Company has not encountered any labor difficulties, in the case of each of the clauses (i), (ii), and (iii), except as, individually or in the aggregate, would not have a Material Adverse Effect.

                  3.14. Solicitation; Other Issuances of Securities. Neither the Company nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares to such Purchaser for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries or affiliates take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Purchasers, the offer and sale of the Shares by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

                  3.15. NYSE Compliance. The Company is in compliance with the requirements of the New York Stock Exchange for continued listing of the Common Stock thereon and has not received any notification that, and has no knowledge that, the New York Stock Exchange is contemplating terminating such listing nor, to the Company's knowledge, is there any basis therefor. The transactions contemplated by this Agreement will not contravene the rules and regulations of the New York Stock Exchange.

                  3.16. Investment Company. The Company is not, and upon completion of the transactions contemplated hereby will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

                  3.17. Acknowledgement. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in Section 4 and Section 7.

Section 4. Representations, Warranties And Covenants Of Each Purchaser.

                  Except as set forth on the corresponding sections of any Purchaser written disclosure schedule provided to the Company prior to the Closing, as the case may be, or as specifically contemplated by this Agreement, each Purchaser for itself and no other Purchaser hereby represents and warrants to, and covenants with, the Company as of the Closing Date (or such other date specified below) as follows:

                  4.1. Organization. Such Purchaser is an entity duly organized and validly existing in good standing (to the extent such concepts are applicable) under the laws of its jurisdiction of organization. Such Purchaser has all requisite corporate power and authority and all necessary governmental approvals to carry on its business as now being conducted, except as would not have a Material Adverse Effect on such Purchaser's ability to consummate the transactions contemplated by this Agreement.

                  4.2. Authorization, Enforcement, and Validity. Such Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Such Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity.

                  4.3. Consents and Approvals; No Violation. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby will not
(i) result in a violation of such Purchaser's organizational documents; (ii) conflict with, or constitute a default or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which such Purchaser is a party (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Purchaser's ability to consummate the transactions contemplated by this Agreement); or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Purchaser or any of its Subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Effect on such Purchaser's ability to consummate the transactions contemplated by this Agreement. Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, except where the failure to obtain such consents, authorization or orders or to make such filings or registrations would not, individually or in the aggregate, result in a Material Adverse Effect on such Purchaser's ability to consummate the transactions contemplated by this Agreement.

                  4.4. Availability of Funds. Such Purchaser will at the Closing have sufficient immediately available funds in cash to pay the Purchase Price.

                  4.5. Investment Experience. Such Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares.

                  4.6. Investment Intent And Limitation On Dispositions. Such Purchaser is acquiring Shares for its own account for investment only and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other Persons regarding the sale or distribution of such Shares except in accordance with the provisions of Section 6 and except as would not result in a violation of the Securities Act. Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the provisions of Section 6 or pursuant to and in accordance with the Securities Act.

                  4.7. Information And Risk.

                  (a) Such Purchaser has requested, received, reviewed and considered all information such Purchaser deems relevant in making an informed decision to purchase the Shares. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management and also had an opportunity to ask questions of officers of the Company that were answered to such Purchaser's satisfaction, provided that such inquiries do not impair the rights of such Purchaser to rely on the representations and warranties of the Company as set forth in Section 3.

                  (b) Such Purchaser recognizes that an investment in the Shares involves a high degree of risk, including a risk of total loss of such Purchaser's investment. Such Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.

                  (c) Such Purchaser has, in connection with such Purchaser's decision to purchase Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein, the SEC Documents and the other information described in Section 4.7(a), and such Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Shares, relied solely upon the advice of such Purchaser's own counsel and has not relied upon or consulted any counsel to the Placement Agents or counsel to the Company.

                  4.8. Disclosures to the Company. Such Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws. Such Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser.

                  4.9. Nature of Purchasers. To the knowledge of such Purchaser, such Purchaser: (i) is not an affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) of any other Purchaser, (ii) is not constituted as a partnership, association, joint venture or any other type of joint entity with any other Purchaser, and (iii) is in no way acting as a group (as such term is defined under Section 13(d) of the Exchange Act) with any other Purchaser. If at any time after the Closing Date such Purchaser becomes an affiliate (as defined herein) of any other Purchaser, such Purchaser will provide prompt written notice to the Company.

                  4.10. Ownership. Such Purchaser (including any Person controlling, controlled by, or under common control with such Purchaser, as the term "control" is defined pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its implementing regulations (the "HSR Act")) does not, and upon the consummation of the transactions contemplated by this Agreement will not, hold voting securities of the Company exceeding an aggregate fair market value as of the Closing Date of fifty million dollars ($50,000,000), calculated pursuant to the HSR Act.

                  4.11. Brokers or Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Purchaser.

                  4.12. Acknowledgement . Such Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in Section 3.

Section 5. Survival of Representations and Warranties.

                  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all representations and warranties as to each respective Closing made by the Company and the Purchasers herein shall survive for a period of one (1) year following the Closing Date.

Section 6. Registration of the Shares; Compliance with the Securities Act.

                  6.1. Registration Procedures And Expenses.

                  (a) Except for such times as the Company may be required to suspend the use of a prospectus forming a part of the Registration Statement, the Company will:

                           (i) as soon as practicable, but in no event later than thirty (30) days following the Closing Date, use best efforts to prepare and file with the SEC either an amendment to the shelf registration statement on Form S-3 which was filed by the Company with the SEC on December 18, 2001 or a new registration statement on Form S-3 (the "Registration Statement") covering the resale of the Shares by each Purchaser;

                           (ii) use best efforts to cause the Registration Statement, as amended, to become effective under the Securities Act as soon as practicable but in any event no later than ninety (90) days after the Closing Date;

                           (iii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (A) as may be necessary to keep the Registration Statement continuously effective until the earlier of (i) the second anniversary of the Closing Date, or (ii) such time as all Shares purchased by the Purchasers have been sold pursuant to the Registration Statement and (B) as may be reasonably requested by a Purchaser in order to incorporate information concerning such Purchaser or such Purchaser's intended method of distribution;

                           (iv) so long as the Registration Statement is effective covering the resale of Shares owned by the Purchasers, furnish to each Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses and such other documents as such

         Purchaser may reasonably request in order to facilitate the public sale or other disposition of all or any of the Shares by such Purchaser;

                           (v) use commercially reasonable efforts to file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process generally in any jurisdiction in which the Company is not now so qualified or has not so consented;

                           (vi) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 6.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any in connection with an underwritten offering of the Shares;

                           (vii) use all commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Purchaser of the issuance of such order and the resolution thereof;

                           (viii) furnish to each Purchaser, on the date that such Registration Statement becomes effective, (x) a letter, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Purchaser) addressed to such Purchaser, confirming the effectiveness of such Registration Statement and, to the knowledge of such counsel, the absence of any stop order, and (y) in the case of an underwriting, (A) an opinion addressed to such Purchaser, dated such date, of such outside counsel, in such form and substance as is required to be given to the underwriters, and (B) a letter addressed to such Purchaser, dated such date, from the Company's independent certified public accountants, in such form and substance as is required to be given by the Company's independent certified public accountants to such underwriters;

                           (ix) provide to each Purchaser and its
         representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Purchaser may reasonably request in order to fulfill any due diligence obligation on its part;

                           (x) permit counsel for the Purchasers to review the Registration Statement, the Amendment and all amendments and supplements thereto, and any comments made by the staff of the Commission and the Company's responses thereto, within a reasonable period of time prior to the filing thereof with the Commission (or, in the case of comments made by the staff of the Commission, within a reasonable period of time following the receipt thereof by the Company); and

                           (xi) use commercially reasonable efforts to cause the Shares that are covered by the Registration Statement to be listed on the New York Stock Exchange on or before the effective date of the Registration Statement;

provided, that in the case of clauses (ix), (x) and (xi) above, the Company shall not be required to provide, and shall not provide, any Purchaser with material, non-public information unless such Purchaser agrees to receive such information and enters into a written confidentiality agreement with the Company.

                  (b) In the event that (x) the Company does not file the Registration Statement on or before the thirtieth day after the Closing Date or
(y) the Registration Statement is not declared effective by the SEC on or before the ninetieth day after the Closing Date, the Company shall pay to each Purchaser liquidated damages in a cash amount equal to one-thirtieth of one percent (1/30 of 1%) of the Purchase Price paid by such Purchaser for each day after (x) such thirtieth day that such filing is not made or (y) such ninetieth day that the Registration Statement is not declared effective, as the case may be.

                  (c) The Company shall be permitted to suspend for one or more periods (provided that the aggregate length of such suspension shall not exceed twenty business days in any 365 day period) the actions required under Sections 6.1(a)(i) through (iii) to the extent that the Board of Directors of the Company concludes in good faith that the disclosure of information in the prospectus relating to any Strategic Transaction or any negotiations or discussions in connection therewith is necessary. The Company shall not be required to pay any fee pursuant to Section 6.1(b) to the extent the payment of such fee is related to such suspension (which suspension shall not in the aggregate exceed twenty business days in any 365 day period).

                  (d) With a view to making available to the Purchasers the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Purchasers' Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Purchasers' Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

                  6.2. Restrictions on Transferability.

                  (a) Each Purchaser agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or Blue Sky laws, except as contemplated in the Registration Statement referred to in Section 6.1 above, pursuant to the requirements of Rule 144 (in which case such Purchaser will provide the Company with reasonable evidence of such Purchaser's compliance therewith) or pursuant to a written opinion of legal counsel reasonably satisfactory to the Company and addressed to the Company to the effect that registration is not required in connection with the proposed transfer; whereupon the holder of such securities shall be entitled to transfer such securities. Each certificate evidencing the securities transferred as above provided shall bear the appropriate restrictive legends as may be required by Section 7.

                  (b) Each Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment or supplement to the Registration Statement has been filed by the Company and declared effective, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Purchaser hereby covenants that such Purchaser will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchasers written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchasers written notice that the Purchasers may thereafter effect sales pursuant to said prospectus. The Company agrees to file such amendment, supplement or report as soon as practicable following such notice of suspension.

                  (c) None of the Shares shall be transferable except upon the conditions specified in this Section 6, which are intended to ensure compliance with the provisions of the Securities Act. Each Purchaser will cause any proposed transferee of the Shares held by such Purchaser to agree to take and hold such Shares subject to the provisions and upon the conditions specified in this
Section 6 if and to the extent that such Shares continue to be restricted securities in the hands of the transferee.

                  6.3. Termination Of Conditions And Obligations. The conditions precedent imposed by Section 6.2 above regarding the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the date on which the Purchaser may sell without volume limitations all such Shares then held by the Purchaser without registration by reason of Rule 144 or any other rule of similar effect.

Section 7. Legends.

                  (a) Such Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in the form set forth below, and such Purchaser covenants that such Purchaser will not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate (unless there is in effect a registration statement under the Securities Act covering such proposed transfer, such securities have been sold under Rule 144 promulgated under the Securities Act ("Rule 144") or as otherwise permitted by the provisions of Section 6.2 above) and understands that the Company will refuse to register a transfer of any Shares unless the conditions specified in the following legend are satisfied:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. EXCEPT AS SPECIFIED IN THIS LEGEND, SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER. THESE SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SHARES."

         The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Shares and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. The Company will deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

                  (b) Such certificates shall not contain any legend (i) while a Registration Statement (as defined below) covering the resale of such Shares is effective under the Securities Act, (ii) following any sale of such Shares pursuant to an effective Registration Statement or Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k). Following the effective date of the Registration Statement or at such earlier time as a legend is no longer required for certain Shares, the Company will, no later than three trading days following the delivery by a Purchaser to the Company or the Company's transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends.

                  (c) Such Purchaser covenants that such Purchaser will not transfer the Shares represented by any such certificate without complying with any applicable requirements under the Securities Act to deliver the final prospectus included in the effective Registration Statement to any offeree of such Shares.

Section 8. Indemnification.

                  (a) For purposes of this Section 8:

                           (i) the term "Purchaser" shall include the Purchaser and any affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) of such Purchaser;

                           (ii) the term "Prospectus" shall mean the prospectus and any amendment or supplement thereto in the form first filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act or, if no Rule

         424(b) filing is required, filed as part of the Registration Statement at the time of effectiveness, as supplemented or amended from time to time; and

                           (iii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement.

                  (b) The Company agrees to indemnify and hold harmless each of the Purchasers and each Person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will reimburse each Purchaser and each such controlling Person for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Purchaser or such controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Section 6.2 above respecting sale of the Shares, (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser a reasonable time prior to the pertinent sale or sales by the Purchaser, and provided that the Purchaser has been notified by the Company that such earlier Prospectus should no longer be delivered by the Purchaser.

                  (c) Each Purchaser will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the

Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Section 6.2 above respecting the sale of the Shares,
(ii) the inaccuracy of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the aggregate liability of any Purchaser hereunder shall not exceed the Purchase Price paid by such Purchaser to the Company on the Closing Date. No Purchaser shall be liable for the indemnification obligations of any other Purchaser.

                  (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder or otherwise to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

Section 9. Notices.

                  (a) All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be as addressed as follows:

                  if to the Company, to:

                           Stillwater Mining Company
                           East Pike Avenue
                           P.O. Box 1330
                           Columbus, Montana  59019
                           Attention:  Chief Executive Officer
                           Telephone No.:   (406) 322-8730
                           Telecopy No.:   (406) 322-8752
                  with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036
                           Attention:  Jeffrey W. Tindell, Esq.
                           Telephone No.:  (212) 735-3380
                           Telecopy No.:   (917) 777-3380

and if to any Purchaser, at its address as set forth in Exhibit A hereto, or at such other address or addresses as may have been previously furnished to the Company in writing in accordance with this Section 9.

                  (b) Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery, facsimile transmission (as evidenced by the confirmation thereof), or mail.

Section 10. Miscellaneous.

                  10.1. Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and each Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

                  10.2. Headings. The headings of the various sections of this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

                  10.3. Severability. In the event that any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  10.4. Governing Law And Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof, and the federal law of the United States of America. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of New York with respect to the interpretation of this Agreement or for the purposes of any action arising out of or related to this Agreement.

                  10.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. In the event that any signature is delivered via facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original hereof.

                  10.6. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the matters covered herein, supersede all prior agreements and understandings with respect to such matters and executed by and among the Company and any of the Purchasers, and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters.

                  10.7. Independent Nature Of Purchasers' Obligations And Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange
Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                  10.8. Expenses

                  (a) Each party hereto shall pay all costs and expenses incurred by it in connection with the execution and delivery of this Agreement, and all the transactions contemplated thereby, including fees of legal counsel.

                  (b) Notwithstanding the foregoing:

                           (i) On the Closing Date, the Company shall reimburse the Purchasers up to an aggregate of $30,000 for legal fees and expenses payable to their respective outside counsel in connection with legal services provided to them in connection with the transactions contemplated by this Agreement, which reimbursement shall be allocated among the Purchasers as set forth on Exhibit A. Such reimbursement shall be deducted from the cash consideration payable by the respective Purchaser for the Shares.

                           (ii) In addition to the reimbursement set forth in
         Section 10.8(b)(i), the Company shall reimburse the Purchasers up to an aggregate of $5,000 for legal fees and expenses payable to a single outside counsel agreed upon by all of the Purchasers for legal services provided to them in connection with the Registration Statement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

                                              STILLWATER MINING COMPANY


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                              Purchaser:
                                                        ------------------------


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title: